Exhibit 1
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED O9:00 AM 01/29/1993
930335108 - 657007

CERTIFICATE  OF  AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ARABIAN SHIELD DEVELOPMENT COMPANY

Arabian Shield Development Company (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY;

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The text of the proposed amendment is as follows:

RESOLVED, that the first paragraph of Article Fourth of the Certificate of Incorporation be amended to read in its entirety as follows:

"FOURTH. The total number of shares of stock which the corporation shall have authority to issue is forty million (40,000,000) and the par value of each of such shares is Ten Cents ($.10) amounting in the aggregate to Four Million Dollars ($4,000,000)."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the Corporation was duly called and held on December 29, 1992, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned does hereby execute this Certificate for and on behalf of the Corporation, and does hereby acknowledge that this Certificate is the act and deed of the Corporation and that the facts stated herein are true.

DATED: January 15, 1993

		By:	/s/ Jack Crichton
Jack Crichton, Chairman of the Board
Attest:	/s/ Drew Wilson
Drew Wilson, Secretary